Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of December 15, 2021, and is made by and among Mercantile Bank Corporation, a Michigan corporation and registered financial holding company under the Bank Holding Company Act of 1956 (the “Company”), and the several purchasers of the Subordinated Notes (as defined herein) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company has requested that the Purchasers purchase from the Company up to $75,000,000 in aggregate principal amount of Subordinated Notes, which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein);

WHEREAS, the Company has engaged Raymond James & Associates as placement agent (the “Placement Agent”), for the offering of the Subordinated Notes;

WHEREAS, each of the Purchasers is an institutional accredited investor as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a QIB (as defined herein);

WHEREAS, the offer and sale of the Subordinated Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D; and

WHEREAS, each Purchaser is willing to purchase from the Company a Subordinated Note in the principal amount set forth on such Purchaser’s respective signature page hereto (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.         DEFINITIONS.

1.1         Defined Terms. The following capitalized terms used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Subordinated Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Articles of Incorporation” has the meaning set forth in Section 3.2.1.2(a).

“Bank” means the Mercantile Bank of Michigan, a Michigan chartered bank and wholly owned subsidiary of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Michigan are permitted or required by any applicable law or executive order to close.

“Bylaws” has the meaning set forth in Section 3.2.1.2(c).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means December 15, 2021.

“Common Stock” has the meaning set forth in Section 4.1.2.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.

“Company Covered Person” has the meaning set forth in Section 4.2.4.

“Company’s Reports” means (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, including the audited financial statements contained therein; (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 as filed with the SEC, including the unaudited financial statements contained therein; and (iii) the Company’s public reports for the year ended December 31, 2020, and the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, as filed with the FRB as required by regulations of the FRB.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.2.4.

“DTC” means The Depository Trust Company.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Global Note” has the meaning set forth in Section 3.1.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including each applicable Regulatory Agency) with jurisdiction over the Company or a Subsidiary of the Company.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means: (i) all items arising from the borrowing of money that, according to GAAP, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (ii) all obligations secured by any lien in property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from the Federal Home Loan Bank of Indianapolis, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Indenture” means the indenture, dated as of the date hereof, by and between Company and Wilmington Trust National Association, a national banking association, as Trustee, substantially in the form attached hereto as Exhibit A, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be material and adverse to the financial condition, results of operations or business of such Person, or (ii) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company, the Bank or the Purchasers, (4) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank or the Purchasers, including expenses incurred by the Company, the Bank or the Purchasers in consummating the transactions contemplated by this Agreement, (5) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes, (6) changes in global, national, or regional political conditions, including the outbreak or escalation of war or acts of terrorism, except in the case of (1), (2), (3) or (6) to the extent such fact, event, change, condition, occurrence, development, circumstance or effect, has a disproportionate impact on the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole compared to other comparable companies within the banking industry, in which case the disproportionate effect will be taken into account; and (7) the effects of the COVID-19 pandemic that do not disproportionately affect the operations or business of the Company in comparison to other banking institutions with similar operations.

“Maturity Date” means January 30, 2032.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Preferred Stock” has the meaning set forth in Section 4.1.2.

“Property” means any real property owned or leased by the Company or any Subsidiary of the Company.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among Company and the Purchasers in the form attached as Exhibit B hereto.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in the Recitals.

“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as an exhibit to the Indenture, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217 and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.1.

“Trustee” means the trustee or successor in accordance with the applicable provisions of the Indenture.

1.2         Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof’, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement, the Subordinated Notes and the Indenture shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3         Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

2.         SUBORDINATED DEBT.

2.1         Certain Terms. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes, which will be issued pursuant to the Indenture, in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes, which will be issued pursuant to the Indenture, from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement, Subordinated Notes and the Indenture. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1.

2.2         The Closing. The execution and delivery of the Transaction Documents (the “Closing”) shall occur at the offices of the Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.3         No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company or any of its Subsidiaries.

2.4         Use of Proceeds. The Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes.

3.         DISBURSEMENT.

3.1         Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company and the Company has executed and delivered to each of the Purchasers this Agreement and any other related documents in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse to the Company in immediately available funds the Subordinated Note Amount set forth on each Purchaser’s respective signature page hereto in exchange for an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures with a principal amount equal to such Subordinated Note Amount (the “Disbursement”). The Company will deliver to DTC a global certificate representing the Subordinated Notes (the “Global Note”) registered in the name of Cede & Co., as nominee for DTC.

3.2         Conditions Precedent to Disbursement.

3.2.1     Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by such Purchaser at Closing and to effect the Disbursement is subject to delivery by or at the direction of the Company to such Purchaser (or, with respect to the opinions of counsel, to such Purchaser and the Placement Agent) of each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):

3.2.1.1         Transaction Documents. This Agreement, the Indenture, the Global Note and the Registration Rights Agreement (collectively, the “Transaction Documents”), each duly authorized and executed by the Company, and delivery of written instruction to the Trustee (with respect to the Indenture).

3.2.1.2         Authority Documents:

(a)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”);

(b)

A Certificate of Good Standing of the Company issued by the Michigan Department of Licensing and Regulatory Affairs; and a Certificate of Good Standing of the Bank issued by the Michigan Department of Licensing and Regulatory Affairs, in each case dated as of a recent date;

(c)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”);

(d)

A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company, and any committee thereof, authorizing the issuance of the Subordinated Notes and the execution, delivery and performance of the Transaction Documents;

(e)

An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

(f)

The opinion of Dickinson Wright PLLC, counsel to the Company, and Robert T. Worthington, SVP, Chief Operating Officer and General Counsel of the Company and the Bank, each dated as of the Closing Date, substantially in the form set forth at Exhibits B-1 and B-2 attached hereto, each addressed to the Purchasers and the Placement Agent.

3.2.1.3         Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.

3.2.1.4         Aggregate Investments. Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser’s signature page to this Agreement.

3.2.2     Conditions to the Company’s Obligation. With respect to a given Purchaser, the obligation of the Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to delivery by or at the direction of such Purchaser to the Company of this Agreement, duly authorized and executed by such Purchaser and Company’s receipt of the Subordinated Note Amount set forth on such Purchaser’s signature page, and the Company’s receipt of the Indenture, duly authorized and executed by the Trustee.

4.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Purchaser that as follows:

4.1         Organization and Authority.

4.1.1         Organization Matters of the Company and Its Subsidiaries.

4.1.1.1         The Company is validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

4.1.1.2         The entities listed on Exhibit 21 on Form 10-K for Annual Report for year ending December 31, 2020, are the only direct or indirect Subsidiaries of the Company. Each Subsidiary of the Company is validly existing as a corporation, limited liability company or Delaware trust, or, in the case of the Bank, has been chartered and is validly existing as a Michigan banking corporation, in each case in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other Equity Interests in each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts apply to entities other than corporations) and are owned by the Company, directly or through Subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as disclosed in the Company’s Reports; none of the outstanding shares of capital stock of, or other Equity Interests in, any Subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary of the Company or any other entity.

4.1.1.3         The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has not received any written notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to materially and adversely affect the status of the Bank as an FDIC-insured institution.

4.1.2         Capital Stock and Related Matters. The Articles of Incorporation of the Company authorize the Company to issue (i) 40,000,000 shares of common stock, no par value (“Common Stock”) and (ii) 1,000,000 shares of preferred stock, no par value (“Preferred Stock”). As of December 14, 2021, 15,670,730 shares of the Company’s Common Stock and no shares of the Company’s Preferred Stock, were issued and outstanding. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. Other than pursuant to the Company’s equity incentive plans duly adopted by the Company’s board of directors, there are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company.

4.2         No Impediment to Transactions.

4.2.1         Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the aggregate of the Subordinated Note Amounts, the execution of the Transaction Documents and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.

4.2.2         Agreement, Indenture and Registration Rights Agreement. This Agreement, the Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties hereto, including the Trustee for purposes of the Indenture, are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles

4.2.3         Subordinated Notes. The Subordinated Notes have been duly authorized by the Company and when executed by the Company and completed, authenticated, issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will have been duly issued and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.4         Exemption from Registration; No Disqualification Event. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”). To the Company’s knowledge after exercising reasonable care, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

4.2.5         No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents by the Company nor compliance by the Company with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Articles of Incorporation or Bylaws; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or any Subsidiary, as applicable, is now a party or by which it or any of its properties is now bound; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or any Subsidiary; or (4) any statute, rule or regulation applicable to the Company or any Subsidiary, except, (A) in the case of items (2), (3) and (4), for such violations, conflicts, breaches, and defaults that would not, singularly or in the aggregate, result in a Material Adverse Effect on the Company, or (B) in the case of item (2), have otherwise been consented to or waived; or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or any Subsidiary, as applicable, is a party or by which the Company or any Subsidiary, as applicable, or any of its properties is now bound, except, in each case, only such defaults that would not, singularly or in the aggregate, result in a Material Adverse Effect on the Company.

4.2.6         Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except as may be required pursuant to the Securities Act, the Exchange Act, Regulation D, any applicable state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.

4.3         Possession of Licenses and Permits. The Company and each Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on the Company. The Company and each Subsidiary is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4         Financial Condition.

4.4.1         Company Financial Statements. The financial statements of the Company included in the Company’s Reports (including the related notes, where applicable), which have been made available to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, (y) for any statement therein or omission therefrom that was corrected, amended, or supplemented or otherwise disclosed or updated in a subsequent Company’s Report, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

4.4.2         Absence of Default. Since the end of the Company’s last fiscal year ended December 31, 2020, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company. The Company is not in default under any Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance of which would reasonably be expected to result in a Material Adverse Effect on the Company.

4.4.3         Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.

4.4.4         Ownership of Property. The Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank of Indianapolis, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such as do not, individually or in the aggregate, materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries, or (iv) as disclosed in the Company’s Reports. The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company’s Reports

4.5         No Material Adverse Effect. Since the end of the Company’s last fiscal year ended December 31, 2020, there has been no Material Adverse Effect on the Company.

4.6         Legal Matters.

4.6.1         Compliance with Law. The Company and each of its Subsidiaries (i) has complied with and (ii) is not under investigation with respect to, and, to the Company’s knowledge, has not been threatened to be charged with or given any written notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries is in compliance with, and at all times during the two years prior to the date hereof, has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where any such failure to comply would not result, either individually or in the aggregate, in a Material Adverse Effect. At no time during the two years prior to the date hereof has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing.

4.6.2         Regulatory Enforcement Actions. The Company, the Bank and its other Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, except where the failure to comply would not have a Material Adverse Effect. None of the Company, the Bank, the Company’s or the Bank’s Subsidiaries nor any of their officers or directors is now operating under any material restrictions, written agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the Company’s knowledge, (a) any such restrictions threatened, (b) any agreements, memoranda or commitments being sought by any Governmental Agency, or (c) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency remains unresolved.

4.6.3         Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any of its Subsidiaries at law or in equity before or by any Governmental Agency, that would reasonably be expected to have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole, or materially and adversely affect the issuance or payment of the Subordinated Notes; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company and any of its Subsidiaries taken as a whole.

4.6.4         Environmental. No Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither the Company nor any of its Subsidiaries has engaged in such activities. There are no claims or actions pending or, to the Company’s knowledge threatened, against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5         Brokerage Commissions. Except for commissions paid to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6         Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7         No Misstatement. None of the representations, warranties, covenants and agreements made by the Company in this Agreement or in any certificate delivered to the Purchasers, when viewed together as a whole, by or on behalf of the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Purchasers, as of the date of this Agreement.

4.8         Internal Accounting Controls and Disclosure Controls.

4.8.1         The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control. Since the date of the Company’s latest audited financial statements filed with the SEC, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.8.2         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and (B) are effective to perform the functions for which they were established. Since the conclusion of the Company’s fiscal year ending December 31, 2018, the Company’s auditors and the audit committee of the board of directors of the Company have not been advised that there is (1) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls, or (2) any material weaknesses in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses. The principal executive officer (or the equivalents) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, as amended, and the statements made in each such certification are accurate; the Company, its subsidiaries and to the Company’s knowledge, its directors and officers, are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended.

4.9         Tax Matters. The Company, the Bank and each Subsidiary of the Company have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed by them prior to the date hereof, or requests for extensions to file such returns have been timely filed, and all such tax returns were true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by them, other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.10         Exempt Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Subordinated Notes by the Company to the Purchasers.

4.11         Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement or in any other agreement delivered to the Purchasers by the Company pursuant to the requirements of this Agreement are true and correct as of the date hereof and as otherwise specifically provided herein or therein. Any certificate signed by a duly authorized representative of the Company and delivered to a Purchaser or to counsel for a Purchaser shall be deemed to be a representation and warranty by the Company to such Purchaser as to the matters set forth therein.

5.         GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby further covenants and agrees with each Purchaser as follows:

5.1         Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations of the Company under the Transaction Documents.

5.2         Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to, enter into any material transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and pursuant to reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3         Compliance with Laws.

5.3.1         Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company.

5.3.2         Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on the Company, the Bank and/or such of its Subsidiaries or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.3.3         Taxes. The Company shall and shall cause the Bank and any other of its Subsidiaries to promptly pay and discharge all material taxes, assessments and other governmental charges imposed upon the Company, the Bank or any other of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, the Bank or any other of its Subsidiaries. Notwithstanding the foregoing, none of the Company, the Bank or any other of the Company’s Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof is being contested in good faith by appropriate proceedings, and appropriate reserves therefor are being maintained on the books of the Company, the Bank and such other Subsidiary.

5.3.4         Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and its and the Bank’s rights and franchises; provided, however, that the Company may consummate a merger that is permitted under the terms of the Subordinated Notes.

5.3.5         Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will as promptly as reasonably practicable notify the Holder (as defined in the Subordinated Note) of the Subordinated Notes, and thereafter, the Company and the Holder (as defined in the Subordinated Note) of the Subordinated Notes will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event, as described in the Subordinated Notes.

5.4         Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

5.5         Secondary Market Transactions. To the extent and so long as not in violation of Section 6.4 hereof, each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall reasonably cooperate with the Purchasers and otherwise reasonably assist the Purchasers in satisfying the market standards to which the Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction, but in no event shall the Company be required to incur any costs or expenses in excess of $15,000 in connection therewith. Subject to any written confidentiality obligation, including the terms of any non-disclosure agreements between the Purchasers and the Company, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by the Purchaser in connection with participation in such Secondary Market Transaction. The Purchaser shall cause any Person to whom the Purchaser wishes to deliver confidential Company information related to the Secondary Market Transaction to execute and deliver to the Company a non-disclosure agreement reasonably acceptable to the Company unless such Person is a party to a commercially reasonable non-disclosure agreement to which the Company is a third party beneficiary. All documents, financial statements, appraisals and other data relevant to the Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable nondisclosure agreement.

5.6         DTC Registration - Bloomberg. Company shall use commercially reasonable efforts to cause the Subordinated Notes to be quoted on Bloomberg and, with respect to Subordinated Notes held by Qualified Institutional Buyers as defined in Rule 144A of the Securities Act (“QIB”), shall cause such Subordinated Notes to be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”).

5.7         Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon the request of any Purchaser or subsequent holder of any Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.8         Redemption. For purposes of clarity and pursuant to (and as further described in) the terms of the Subordinated Notes, any redemption made pursuant to the terms of the Subordinated Notes shall be made on a pro rata basis, and, for purposes of a partial redemption processed through DTC and treated by DTC, in accordance with its rules and procedures, on a “Pro Rata Pass-Through Distribution of Principal” basis, among all of the Subordinated Notes outstanding at the time thereof.

5.9         NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a nationally recognized statistical rating organization (“NRSRO”) while any Subordinated Notes remain outstanding.

5.10         Insurance. At its sole cost and expense, the Company shall maintain, and shall cause each Subsidiary to maintain, bonds and insurance to such extent, covering such risks as is required by law or as is usual and customary for owners of similar businesses and properties in the same general area in which the Company or any of its Subsidiaries operates. All such bonds and policies of insurance shall be in a form, in an amount and with insurers recognized as adequate by prudent business persons.

6.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, severally and not jointly, solely with respect to such Purchaser and no other Purchaser as follows:

6.1         Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

6.2         Authorization and Execution. The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary action on the part of such Purchaser, and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Registration Rights Agreement are each legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3         No Conflicts. Neither the execution or delivery of or performance under the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, or constitute a breach of or a default under (whether with or without the giving of notice or lapse of time or both) (i) the Purchaser’s organizational documents, (ii) any agreement to which the Purchaser is party, (iii) any law applicable to the Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser.

6.4         Purchase for Investment. The Purchaser is purchasing the Subordinated Notes for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5         Institutional Accredited Investor. The Purchaser is and will be on the Closing Date either (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a QIB.

6.6         Financial and Business Sophistication. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. The Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

6.7         Ability to Bear Economic Risk of Investment. The Purchaser recognizes that an investment in the Subordinated Notes involves substantial risk. The Purchaser has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of the Purchaser’s investment in the Company.

6.8         Information. The Purchaser acknowledges that: (i) the Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is the Purchaser being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) the Purchaser has conducted its own examination of the Company and the terms of the Subordinated Notes to the extent the Purchaser deems necessary to make its decision to invest in the Subordinated Notes; (iii) the Purchaser has availed itself of publicly available financial and other information concerning the Company to the extent the Purchaser deems necessary to its decision to purchase the Subordinated Notes, including, but not limited to, information appearing under the heading “Item 1A: Risk Factors” in each of the Company Reports; and (iv) the Purchaser has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company in connection with the offer or sale of the Subordinated Notes. The Purchaser has reviewed the information set forth in the Company’s Reports and the exhibits hereto and the information contained in the data room established by the Company in connection with the transactions contemplated by this Agreement.

6.9         Access to Information. The Purchaser acknowledges that the Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by the Purchaser or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.10         Investment Decision. The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person, including the Placement Agent (or, with respect to the Indenture, the Trustee). Neither any inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including the Placement Agent (or, with respect to the Indenture, the Trustee), except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, the Purchaser acknowledges that (i) the Placement Agent have not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Subordinated Notes constitutes legal, tax, accounting, or investment advice.

6.11         Private Placement; No Registration; Restricted Legends. The Purchaser understands and acknowledges that the Subordinated Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and, accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. The Purchaser is not subscribing for Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. The Purchaser further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement.

6.12         Placement Agent. The Purchaser will purchase the Subordinated Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer have any obligation to make a market in the Subordinated Notes.

6.13         Tier 2 Capital. If the Company provides notice as contemplated in Section 5.3.5 that all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, thereafter the Company and the Purchasers will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes so that the Subordinated Notes qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.

6.14         Not Savings Accounts, etc. The Purchaser acknowledges and agrees that the Subordinated Notes are not savings accounts or deposits of the Bank and are not insured or guaranteed by the FDIC or any Governmental Agency, and that no Governmental Agency has passed upon or will pass upon the offer or sale of the Subordinated Notes or has made or will make any finding or determination as to the fairness of this investment.

6.15         Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Subordinated Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Subordinated Notes (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Subordinated Notes. The Purchaser’s subscription and payment for and continued beneficial ownership of the Subordinated Notes will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

6.16         Accuracy of Representations. The Purchaser understands that the Placement Agent and the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement.

6.17         Representations and Warranties Generally. The representations and warranties of the Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein.

7.         MISCELLANEOUS.

7.1         Prohibition on Assignment by the Company. Except as described in Article IX of the Indenture, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of the Purchasers. In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes by the Holders (as defined in the Subordinated Note) must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

7.2         Time of the Essence. Time is of the essence for this Agreement.

7.3         Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein shall be effective unless in writing and signed by all of the parties hereto. Waiver or amendment of any term of the Indenture and/or the Subordinated Note shall be governed by the terms of the Indenture. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the Holders of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Holder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by a Purchaser or any Holder of the Subordinated Notes (as defined therein), any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity.

7.4         Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.5         Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, addressed:

if to the Company:	Mercantile Bank Corporation 310 Leonard Street NW Grand Rapids, MI 43504 Attention: Charles Christmas, CFO Email: cchristmas@MercBank.com

with a copy to:	Dickinson Wright PLLC 1850 North Central Avenue Suite 1400 Phoenix, Arizona 85004 Attention: Bradley J. Wyatt, Esq. Email: bwyatt@dickinsonwright.com

if to the Purchasers:	To the address indicated on such Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mail as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested).

7.6         Successors and Assigns. This Agreement shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; except that, unless a Purchaser consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company. The term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase.

7.7         No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with the Company.

7.8         Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance satisfactory to such Purchaser.

7.9         Entire Agreement. This Agreement, the Subordinated Notes, the Indenture, the Registration Rights Agreement and the nondisclosure agreement between the Purchaser and the Company relating to the transactions contemplated by this Agreement, along with the exhibits thereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement, the Subordinated Notes, the Indenture or the Registration Rights Agreement.

7.10         Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11         No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if they were a party to this Agreement.

7.12         Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.13         Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.14         Knowledge; Discretion. All references herein to a Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.15         Waiver of Right to Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES HERETO FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES HERETO AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.16         Expenses. Except as otherwise provided in this Agreement, each of the parties hereto will bear and pay all costs and expenses, including attorneys’ fees, incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

7.17         Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

MERCANTILE BANK CORPORATION

By:

Name:   Robert B. Kaminski Jr.

Title:     President & Chief Executive Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER: By: Name: Title: Address of Purchaser: Principal Amount of Purchased Subordinated Note: $ CUSIP:

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

EXHIBIT A

INDENTURE

EXHIBIT B

REGISTRATION RIGHTS AGREEEMENT

EXHIBIT C-1

Form of Opinion of Issuer's Counsel - Dickinson Wright PLLC

1.         The Company is a registered financial holding company under the Bank Holding Company Act of 1956, as amended.

2.         The Agreement constitutes a legal valid and binding obligation of the Company, enforceable against Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) and the discretion of the court before which any proceeding therefor may be brought, and (iii) applicable law and public policy with respect to rights to indemnity and contribution.

3.         When duly executed, authenticated, issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Subordinated Notes will constitute valid and legally binding obligations of the Company, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) and the discretion of the court before which any proceeding therefor may be brought, and (iii) applicable law and public policy with respect to rights to indemnity and contribution.

4.         Assuming (i) the accuracy of the representations and warranties of the Company set forth in the Agreements, (ii) the due performance by the Company and the Purchasers of the covenants and agreements set forth in the Agreement, and (iii) the accuracy of the representations and warranties of the Purchasers set forth in the Agreement, the offer and sale of the Subordinated Notes by the Company, in the manner contemplated by the Agreement, do not require registration under the Securities Act of 1933, as amended, but we express no opinion as to any subsequent resale or other transfer of the Subordinated Notes.

* * * *

EXHIBIT C-2

Form of Opinion of Robert T. Worthington,

SVP, Chief Operating Officer and General Counsel

1.         Each of the Company and its Subsidiaries is (i) duly organized and validly existing under the laws of the State of Michigan or Delaware, as applicable, and (ii) duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

2.         The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents.

3.         The Agreement and the Subordinated Notes have been duly authorized, executed and delivered by the Company.

4.         The execution and delivery by the Company of, and the performance by the Company on the date hereof of its agreements and obligations under, the Transaction Documents do not (i) violate any applicable provisions of the Business Corporation Act of the State of Michigan, or (ii) violate the Articles of Incorporation or Bylaws, each as currently in effect.